UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2010

Hibernia Homestead Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-53555	26-2833386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

325 Carondelet Street, New Orleans, Louisiana		70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 522-3203

N/A
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On February 12, 2010, Hibernia Homestead Bancorp, Inc. (the "Company") issued a press release announcing in part the approval by the Board of Directors of the Company of its first share repurchase program to purchase up to 55,667 shares of the outstanding common stock of the Company (representing 5% of the outstanding shares) from time to time, in the open market or privately negotiated transactions, as and when deemed appropriate by management and in accordance with applicable securities laws.  Such shares will be held as treasury stock to be available for general corporate purposes, including the use of such shares for future issuance pursuant to the Company's stock option plan.

For additional information, reference is made to the Company’s press release, dated February 12, 2010, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release, incorporated herein, is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibit is included with this Report:

Exhibit No.	Description
99.1	Press release dated February 12, 2010(1)

(1) The press release is incorporated herein by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 12, 2010 (Commission File No. 000-53555).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIBERNIA HOMESTEAD BANCORP, INC.

Date: February 17, 2010	By:	/s/A. Peyton Bush, III
A. Peyton Bush, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 12, 2010(1)

(1) The press release is incorporated herein by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 12, 2010 (Commission File No. 000-53555).